                                                               Exhibit 99.(p)(2)

ALPS DISTRIBUTORS, INC. ("ADI")
ADI CODE OF ETHICS ADMINISTRATION POLICIES AND PROCEDURES LAST REVISED: 12/31/04

I.     POLICY STATEMENT AND GENERAL BACKGROUND

A.     Policy Statement

ALPS Distributors, Inc. ("ADI") applies the following code of ethics administration procedures and controls to ensure that ADI:

   - Properly administers the its code of ethics as required by Rule17j-1 of the Investment Company Act of 1940 ("the Act");
   - Obtains the reports required for Access Persons under the its code of ethics as required by Rule 17j-1 of the Act; and
   - Maintains and preserves the applicable records required under Rule 17j-1 of the Act.

B.     General Background

The following is a summary of the key aspects of Rule 17j-1 ("the Rule") and does not attempt to cover all considerations associated with the Rule including definitions of access and investment personnel.

1.     Unlawful Actions

Rule 17j-1 makes it unlawful for any affiliated person of a fund, its investment adviser or principal underwriter when involved with the sale or purchase (directly or indirectly) of a security held by, or to be acquired by, the fund to:

   -   Employ any devise, scheme or artifice to defraud the fund;
   - Make any untrue statement of a material fact to the fund or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, no misleading;
   - Engage in any act, practice or course of business that operates or would operate as fraud or deceit on the fund; or
   -   Engage in any manipulative practice with respect to the fund.

2.     Adoption and Approval of Code of Ethics

The Rule requires that every fund, its investment adviser and principal underwriter, adopt a written code of ethics reasonably designed to prevent its access persons from engaging in the aforementioned unlawful actions. The fund's board of directors/trustees (except for money market funds or funds that don't invest in "covered securities") must approve these codes and any material changes thereto (material changes must be approved within six months after adoption). The fund's board of directors/trustees can approve these codes only after receiving certification from the fund and its respective investment adviser and principal underwriter that it has adopted procedures reasonably necessary to prevent access persons from violating the applicable codes. Furthermore, the fund's board of directors/trustees must approve the codes of the investment adviser and principal underwriter prior to initially retaining their respective services.

3.     Administration of Code of Ethics

As previously stated, the fund, investment adviser and principal underwriter must design and incorporate procedures reasonably designed to prevent violations of its code. Additionally, each must provide the fund's board of directors/trustees with a written report that describes any material violations of the code or procedures, and related sanctions imposed, if any.

4.     Reporting Requirements

The Rule requires the following reports from every access person of the fund, investment adviser and principal underwriter. These reports must be reviewed by appropriate management or compliance personnel. Finally, all access persons must be informed of these reporting obligations.

   a.     Initial Holdings Report.

          No later than 10 days after the person becomes an access person, the person must report detailed information on i) covered securities in which the access person had any direct or indirect beneficial ownership at the time they became an access person; ii) any broker, dealer, or bank with whom the access person maintained an account in which those securities were held; and iii) the date the report is submitted by the access person.

          This information must be current as of a date no more than 45 days prior to the date the person becomes an access person.

   b.     Quarterly Transaction Reports.

          No later than 30 days after the end of a calendar quarter, the access person must report detailed information on i) any transactions during the quarter in a covered security in which the access person had any direct or indirect beneficial ownership; and ii) any account established by the access person in which any securities were held during the quarter that were for his/her direct or indirect benefit.

          Furthermore, an Access Person need not make a quarterly transaction report under section 4.b. of these policies and procedures with respect to transactions effected pursuant to an Automatic Investment Plan.

          With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report to the Compliance Officer of the Company, no later than 30 days after the end of a calendar quarter the i) the name of the broker, dealer or bank with whom the Access Person established the account; ii) the date the account was established; and iii) the date that the report is submitted by the Access Person.

   c.     Annual Holdings Reports.

          Annually, and no later than 45 days from which the information would be deemed current, the access person must report the same detailed information as was required when they initially became an access person (see 4.a. above).

CERTAIN reporting exceptions may apply if a person i) did not have any direct or indirect influence or control over the covered securities held; ii) is a director of a fund who is not considered an "interested person" of the fund and who would be required to make a report solely by reason of being a Fund Director; iii) is required to report duplicative information to their investment adviser; or iv) already provides detailed information required in the form of trade confirmations or account statements received by the fund, its investment adviser or principal underwriter.

Furthermore, a principal underwriter is exempt from the approval, administration, or reporting requirements mentioned above unless the underwriter is an affiliated person of the fund; the investment adviser; or an officer, director, or general partner of the underwriter serves as an officer, director, or general partner of the fund or the investment adviser.

5.     Pre-approval of Certain Investments

Direct or indirect acquisition of any securities in an Initial Public Offering or in a Limited Offering by investment personnel of a fund, or its investment adviser, must be pre-approved by the fund or the fund's investment adviser.

6.     Recordkeeping Requirements

Each fund, investment adviser and principal underwriter that is required to adopt a code of ethics must maintain the following records:

          a. A copy of the code in effect, or any codes in effect, during the past five years;

          b. A record of any code violations, and the action(s) taken as a result of the violation, for at least five years;

          c. A copy of each report made by, or information provided in lieu of, an access person for the last five years after the end of the fiscal year in which the report is made or information provided;

          d. A record of all persons, currently or within the past five years, who are or were required to provide the aforementioned reports, or who are or were responsible for reviewing said reports; and

          e. A copy of each report provided to the fund's board of directors/trustees for at least five years after the end of the fiscal year in which it was made.

II.    OPERATING PROCEDURES AND CONTROL ACTIVITIES

These procedures are directed at administration and reporting requirements specific to ADI's code of ethics.

A.     Initial Holdings Reports

1. The ADI Management is responsible for notifying the ADI Compliance Department of any new access persons under ADI's code of ethics. Notification must be received in an amount of time that reasonably allows the ALPS Compliance Department to send, and receive from an Access Person, an Initial Holdings Report within 10 days of that person becoming an Access Person.

2. Upon timely notification of any new access persons from ADI Management, the ALPS Compliance Department sends an Initial Holdings Report to the new access person of the fund; if they are not otherwise exempted by the code, and Rule 17j-1, from providing this information (e.g. an independent trustee or director of the Investment Company "who would be required to make a report solely by reason of being a fund director").

3. Upon receipt, the ALPS Compliance Department reviews initial holdings and related information for anything that could be deemed inappropriate. A copy of the Initial Holdings Report is included in Exhibit One of these policies and procedures. Any information deemed suspicious and/or inappropriate is logged and reported to ADI Management for appropriate action. Any actions taken are also recorded by the ADI Compliance Department.

4. Additionally, the ADI Compliance Department updates the list of access persons under ADI's code of ethics.

5. The ADI Compliance Department maintains completed Initial Holdings Reports for a period of not less than five years after the end of the fiscal year in which the report is made. Additionally, the ADI Compliance Department maintains a list of all access person for the past five years.

B.     Quarterly Holdings Reports

1. At the beginning of the last month for the preceding calendar quarter-end, the ADI Compliance Department provides a list of all access persons under ADI's code of ethics to ADI Management.

2. ADI Management determines who is an access person under ADI's code of ethics and provides an updated list to the ADI Compliance Department by the 15th day of the last month for the preceding calendar quarter-end.

3. The ADI Compliance Department reviews the updated list of access persons for any new access persons that should have received an Initial Holdings Report, but did not. If identified, the ADI Compliance Department follows the procedures in Section II.A.of these policies and procedures and records any related reporting violations (i.e. if an Initial Holdings Report is not received within 10 days of the person becoming an access person).

4. Additionally, the ADI Compliance Department reconciles the list of access persons to other information (e.g. statements/confirmations) provided by that person. The ADI Compliance Department also determines with the investment adviser and applicable fund(s) those access persons, if any, that are already required to provide duplicate information under the codes of the investment adviser or fund(s). Any access persons meeting either of the criteria above may not be required to provide ADI with a quarterly transaction report.

5. On the Monday of the last week of the last month of the preceding calendar quarter-end, the ADI Compliance Department distributes the Quarterly Transaction Report and related cover memo to each access person under ADI's code of ethics that is required to complete this report (See Exhibit Two for a copy of the Quarterly Transaction Report and related memo).

6. Upon receipt, the ALPS Compliance Department reviews the Quarterly Transaction Report and related information for anything that could be deemed inappropriate. Any information deemed suspicious or inappropriate is logged and reported to the fund for appropriate action(s). Any actions taken are also recorded by the ADI Compliance Department.

7. The ADI Compliance Department maintains all completed copies of the Quarterly Transaction Reports for a period of not less than five years after the end of the fiscal year in which the report is made.

C.     Annual Holdings Reports and Reports to the Board

1. Annually, and no later than 12 months after the last Annual Holdings Report and Annual Certification was distributed, the ADI Compliance Department sends each access person (as based on the most recent list of access persons - see Section II.B) another Annual Holdings Report, a copy of the Code, Annual Certification, and related cover memo to the access person. Information provided by the access person on the Annual Holdings must be current as of a date no more than 45 days before the report is submitted to the ADI Compliance Department.

2. Upon receipt of the Annual Holdings Report and Annual Certification, the ADI Compliance Department reviews the information provided for anything that could be deemed inappropriate. A copy of the Annual Holdings Report, the Annual Certification, and the related cover memo is included in Exhibit Three of these policies and procedures. Any information deemed suspicious or inappropriate is logged and reported to ADI Management for appropriate action(s), if any. Any actions taken are also recorded by the ADI Compliance Department.

3. Prior to the initial board meeting, and annually thereafter, ADI presents the fund board of directors/trustees with a copy of the adopted ADI code of ethics for approval.

4. Any material change(s) to a code are presented at the next appropriate board of directors/trustees meeting for approval, and no later than six months after adoption of the material change. After adoption by the fund's board of directors/trustees, the amended code of ethics is distributed by the ADI Compliance Department to all current access persons.

5. Annually, ADI provides a written report to the applicable fund's board of directors/trustees which includes i) a description of any issues arising under the respective code, including but not limited to, information about material violations of the code or procedures and sanctions imposed in response to material violations; ii) a summary of existing procedures concerning personal investing by advisory persons/underwriter and any changes in the procedures during the past year; iii) an evaluation of current compliance procedures and a report on any recommended changes in existing restrictions or procedures; and iv) a certification that the procedures that the procedures which have been adopted are those reasonably necessary to prevent access persons from violating the respective Codes of Ethics.

6. The ADI Compliance Department maintains a copy of each completed Annual Report and Annual Certification for a period of five years after the fiscal year in which the report was made or information provided. Additionally, the ALPS Compliance Department maintains a copy of any reports provided to the fund's board of directors/trustees for at least five years. Finally, the ALPS Compliance Department maintains a copy of each code of ethics for the fund that is in effect, or at any time was in effect, within the past five years.

D.     Annual Compliance Oversight Controls

1. As part of the annual compliance review, the Chief Compliance Officer of ADI will perform a review of related books and records to ensure completeness and that the code was administered in compliance with Rule 17j-1 of the Act.

EXHIBIT ONE

                             INITIAL HOLDINGS REPORT


To:

As of the period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to ADI's Code of Ethics:

          SECURITY                 NUMBER OF SHARES           PRINCIPAL AMOUNT


The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:


This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


------------------------------                  --------------------------------
Date                                            Print Name


                                                --------------------------------
                                                Signature

EXHIBIT TWO

       TO:

       FROM:    JoDee M. Branch

       RE:      Code of Ethics - Securities Transaction Report

       DATE:    June 30, 2004


       [ ]() has adopted a Code of Ethics in compliance with the requirement of Rule 17j-1 under the Investment Company Act of 1940. The Code of Ethics is based upon the fiduciary duty, which investment companies, advisers, principal underwriters and certain persons affiliated with these entities owe to the Funds and their shareholders.

       Accordingly, I have attached a Securities Transaction Report to be completed, signed, and returned to me by [MONTH DAY, YEAR]. A stamped, self-addressed envelope has also been enclosed for your use.

       For your reference, the following are some brief reminders regarding "reportable transactions":

       1. EXEMPT SECURITIES: You must report transactions in securities if one or more series of the Trust is permitted to acquire such securities under its investment objectives and policies, but you need NOT report transactions in:

            a) Securities issued by a Trust or by other open-end investment companies;
            b) Securities issued or guaranteed by the United States Government, its agencies or instrumentalities; bankers' acceptances, bank certificates of deposit or commercial paper;
            c) Securities purchased or sold in any account over which an Access Person has no direct or indirect influence or control;
            d) Securities acquired as a part of an automatic dividend reinvestment plan;
            e) Securities acquired upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

       2. If you are an "interested person" of a Trust, you must report all transactions in the securities other than Exempt Securities.

       3. If you are not an "interested person" of a Trust, you must report a transaction (other than a transaction in an Exempt Security) only if you knew or, in the ordinary course of fulfilling your official duties, should have known that during the 15-day period immediately before or after your transaction, the Trust engaged (or considered engaging) in a purchase or sale of such securities.

       If you have any questions concerning this report, please feel free to call me at (303) 623-2577. Thank you for your cooperation.

       ENCLOSURES

                          QUARTERLY TRANSACTION REPORT
                  For the Calendar Quarter Ended June 30, 2004

     TO:

A. SECURITIES TRANSACTIONS. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Trust. I understand that this information must be reported no later than JULY 9, 2004.

                                                                                                                 BROKER/
                                                                                                                DEALER OR
                                    NUMBER OF                         INTEREST RATE       NATURE OF               BANK
                                    SHARES OR           DOLLAR         AND MATURITY      TRANSACTION             THROUGH
TITLE OF           DATE OF          PRINCIPAL         AMOUNT OF          DATE (IF         (PURCHASE,              WHOM
SECURITY         TRANSACTION         AMOUNT          TRANSACTION        APPLICABLE)      SALE, OTHER)    PRICE   EFFECTED
--------         -----------         ------          -----------        -----------      ------------    -----   --------



* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale by the Trust.

B. NEW BROKERAGE ACCOUNTS. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

              NAME OF BROKER, DEALER OR BANK                              DATE ACCOUNT WAS ESTABLISHED:
              ------------------------------                              -----------------------------


C. OTHER MATTERS. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                     Signature:
     ---------------------                          ----------------------------

                                          Print Name:
                                                     ---------------------------

EXHIBIT THREE

TO:    Access Persons of ALPS Distributors, Inc.

FROM:  Bradley J. Swenson, Chief Compliance Officer

RE:    Code of Ethics - Annual Holdings Report and Annual Certificate

                             DATE: December 30, 200X


Please find enclosed an Annual Holdings Report and an Annual Certificate to be completed, signed, and returned to me by JANUARY 30, 200X. A stamped, self-addressed envelope has also been enclosed for your use.

If you have any questions or require additional information, please contact me at (303)623-2577. Thank you.

       ENCLOSURES

                             ANNUAL HOLDINGS REPORT

          For the following period: JANUARY 1, 200 - DECEMBER 31, 2003

To: ALPS Distributors, Inc.

     As of the period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to ADI's Code of Ethics:

          SECURITY                   NUMBER OF SHARES          PRINCIPAL AMOUNT



     The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:


     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


-------------------------------                     ----------------------------
Date                                                Print Name


                                                    ----------------------------
                                                    Signature

                               ANNUAL CERTIFICATE


Pursuant to the requirements of ADI's Code of Ethics, the undersigned hereby certifies as follows:

          1.   I have read ADI's Code of Ethics.

          2. I understand the Code of Ethics and acknowledge that I am subject to it.

          3. Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.


-------------------------------                 -------------------------------
Date                                            Print Name


                                                -------------------------------
                                                Signature